Exhibit 5.1

SUITE 300, 204 BLACK STREET

WHITEHORSE, YUKON Y1A 2M9

TELEPHONE: 867-668-5252

FAX: 867-668-5251

E-mail: lackowicz.hoffman@yukonlaw.com

IN ASSOCIATION WITH

Reply Attention To: Paul W. Lackowicz

DIRECT E-MAIL:plackowicz@yukonlaw.com

Our File No: 38447

March 6, 2014

Catamaran Corporation

1600 McConnor Parkway
Schaumburg, Illinois
60173-6801

Dear Sirs/Mesdames:

Re:	Catamaran Corporation (the “Corporation”) / Filing of Registration Statement on Form S-3 with the SEC

You have requested that we provide, as Yukon counsel, the following opinion in connection with the filing of the Corporation’s Registration Statement on Form S-3 (the “Registration Statement”) on March 6, 2014 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement and as to be set forth in one or more supplements to such prospectus, of securities of the Corporation, which securities may consist of the following: (i) an indeterminate principal amount of debt securities of the Corporation (the “Debt Securities”) and (ii) Guarantees by one or more wholly owned subsidiaries of the Corporation set forth in the Registration Statement (collectively, the “Subsidiary Guarantors”) of payment of Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”), in each case as may be designated by the Corporation at the time of an offering of such Security.

PAUL W. LACKOWICZ	DEBBIE P. HOFFMAN	GEORGE A. ASQUITH
BRUCE L. WILLIS, Q.C.	BRENDA F. SMICHURA-JEROME	NORAH E. MOONEY

Unless otherwise specified in the applicable prospectus supplement, (i) the Debt Securities will be issued in one or more series pursuant to the indenture dated March 6, 2014 and filed as Exhibit 4.1 to the Registration Statement (the “Indenture”) between the Corporation and Wilmington Trust, National Association, as trustee (the “Trustee”); and (ii) the Guarantees will be issued pursuant to the Indenture as supplemented by one or more supplemental indentures (each a “Supplemental Indenture”) to be entered into by and among the Corporation, each applicable Subsidiary Guarantor and the Trustee. We refer to the Indenture and the Guarantees collectively as the “Opinion Documents.”

Scope of Review

For the purposes of our opinion, we have examined the following documents:

a. an emailed copy of the Registration Statement;

b. resolutions adopted by the board of directors of the Corporation relating to the Registration Statement, the Indenture and the issuance of the Debt Securities by the Corporation;

c. a Certificate of Status for the Corporation issued on March 6, 2014 by the Yukon Registrar of Corporations under the Business Corporations Act (Yukon); and

d. the articles of continuance and by-laws of the Corporation kept in the Corporation’s minute book located at our office.

In rendering the opinions herein, we have relied only upon our examination of the foregoing documents and certificates, and we have made no further or other examinations or investigations, and we have made no independent verification or check of the factual matters set forth in such documents or certificates.

Assumptions

In rendering this opinion, we have assumed:

1. The genuineness of all signatures;

2. The authenticity and completeness of all documents submitted to us as originals;

3. The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies or facsimile transmissions have been submitted or received and that the documents emailed to our office and referred to in this letter were duly signed and delivered by the parties thereto in the forms submitted to us;

PAUL W. LACKOWICZ	DEBBIE P. HOFFMAN	GEORGE A. ASQUITH
BRUCE L. WILLIS, Q.C.	BRENDA F. SMICHURA-JEROME	NORAH E. MOONEY

File No. 38447

4. The accuracy, completeness and truth of all facts set forth in the Corporation’s minute book or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such;

5. Pursuant to the governing law of each Opinion Document, such Opinion Document will be a valid, binding and enforceable agreement or other obligation of all the signatories thereto, other than the Corporation; and

6. The consideration for the issuance of the Debt Securities covered by the Registration Statement will be received by the Corporation at or prior to the time of issuance of such Debt Securities.

Practice Restriction

We are solicitors qualified to carry on the practice of law in the Yukon Territory only and we express no opinion as to any laws or matters governed by laws, other than those of the Yukon Territory and the federal laws of Canada applicable therein, in effect as at the date of this opinion.

Opinion

Based and relying on the foregoing, we are of the opinion that:

2. Each series of Debt Securities covered by the Registration Statement will be legally issued by the Corporation when: (i) the necessary corporate action shall have been taken by the Corporation in accordance with its articles of continuance, by-laws and the Business Corporations Act (Yukon) to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Debt Securities and the Indenture (including any necessary supplemental indenture); (ii) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Corporation and duly authorized, executed and delivered by the Trustee (in the case of such a supplemental indenture) and each applicable Subsidiary Guarantor (in the case of such a supplemental indenture); and (iii) such series of Debt Securities shall have been duly executed and delivered by the Corporation and authenticated by the Trustee as provided in the Indenture (including any necessary supplemental indenture) and such corporate action and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

File No. 38447

3. The Corporation is a corporation validly existing and in good standing with respect to filing annual returns with the Yukon Registrar of Corporations under the Business Corporations Act (Yukon). All necessary corporate action has been taken by the Corporation to authorize the filing of the Registration Statement with the Securities and Exchange Commission.

4. The Corporation has the corporate power and authority to authorize the form and terms of, and the performance, issuance and sale by the Corporation of, any series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Debt Securities and the Indenture and to authorize the execution, delivery and performance by the Corporation of a supplemental indenture or officer’s certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indentures.

This opinion is furnished solely for the benefit of the addressee hereof and may not be used, circulated, quoted, relied upon or distributed, or otherwise referred to by any other person or entity or for any other purpose without our prior written consent; except that Sidley Austin LLP shall be entitled to rely on the opinions expressed in paragraph 2 and 3 hereof for the sole purpose of rendering its opinion letter of even date herewith in connection with the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement.

Yours very truly,

/s/ LACKOWICZ & HOFFMAN

LACKOWICZ & HOFFMAN